Exhibit 10.1

AMENDMENT NUMBER FOUR

TO THE

FOOT LOCKER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Foot Locker, Inc. (the “Company”) maintains the Foot Locker Supplemental Executive Retirement Plan, as amended and restated as of January 1, 2005 (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan;

WHEREAS, the Board resolved on May 22, 2019 to (1) freeze the Plan in stages, (2) modify the interest crediting rate under the Plan that will apply after 2022, (3) adopt Amendment No. 3 to the Plan substantially in the form attached to the Board’s resolutions, and (4) authorize, empower, and direct the Appropriate Officers to take all actions and to execute and deliver all documents and agreements, notices, and instruments deemed by them to be necessary or desirable in effectuating the adoption of Amendment No. 3 to the Plan and the intent of the resolutions;

WHEREAS, the Company executed Amendment No. 3 to the Plan pursuant to the Board’s resolutions; and

WHEREAS, the Company desires to amend the Plan to clarify that with respect to any Plan Year (as defined in the Plan) that begins on or after January 1, 2023, no Participant shall be eligible to receive Awards (as defined in the Plan) or to have any Awards (as defined in the Plan) credited to his or her account (other than interest), and Participants are subject to the modified interest credit rate.

NOW, THEREFORE, the Plan is hereby amended and clarified as follows:

1. Section 1 of the Plan is hereby clarified by replacing the last two sentences thereof with the following language:

Effective as of January 1, 2019, an Employee who was not a Participant in the Plan on December 31, 2018 shall not become eligible to become a Participant under the Plan.  Effective as of December 31, 2022, all Participants shall cease to be eligible to receive Awards under the Plan

(however, interest credit shall continue to accrue as provided herein) with respect to any Plan Year that begins on or after January 1, 2023.

2. Section 3 of the Plan is hereby clarified by replacing the last three sentences thereof with the following language:

Notwithstanding anything herein to the contrary, effective as of January 1, 2019, no Employee who was not a Participant in the Plan on December 31, 2018, shall become a Participant in the Plan or become eligible to receive an Award.  Effective as of January 1, 2019, an Employee who is rehired on or after such date shall not be eligible to become a Participant in the Plan and any such rehired Employee who previously became a Participant in the Plan shall not receive any Awards on or after the date of rehire, regardless of any prior Plan eligibility or participation.  Effective as of December 31, 2022, all Participants shall cease to be eligible to receive Awards under the Plan with respect to any Plan Year that begins on or after January 1, 2023.

3. Section 5 of the Plan is hereby clarified to read in its entirety as follows:

The Award credited on a Participant’s behalf, calculated in accordance with Section 4 hereof, shall be credited to the Participant’s Account.  Notwithstanding anything herein to the contrary, effective as of December 31, 2022, and solely with respect to any Plan Year that begins on or after January 1, 2023, all Participants shall cease to be eligible to receive Awards under the Plan and shall cease to have his or her Account credited with respect to any Award (however, interest credit shall continue to accrue as provided herein).  For the avoidance of doubt, a Participant shall remain eligible to have credited to his or her Account any Awards granted with respect to the Plan Year that begins in 2022.

With respect to any Plan Year that begins prior to January 1, 2023, a Participant’s Account shall accrue simple interest at a rate of six percent (6%) per annum.  With respect to any Plan Year that begins on or after January 1, 2023, a Participant’s Account shall accrue simple interest per annum at a rate of one hundred twenty percent (120%) of the annually compounded long-term applicable federal rate determined in accordance with Section 1274(d) of the Code, as published by the Internal Revenue Service as of the December of the prior Plan Year.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 10 day of September, 2019.

FOOT LOCKER, INC.

By:  /s/ Elizabeth Norberg

Title:  SVP, Chief Human Resource Officer